EXHIBIT 99.1

AntriaBio, Inc.
(A Development Stage Enterprise)

 Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

And

Report of Independent Registered Public Accounting Firm

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AntriaBio, Inc.
 (A Development Stage Enterprise)

Index to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
AntriaBio, Inc.:

We have audited the accompanying balance sheets of AntriaBio, Inc. (a development stage enterprise) as of December 31, 2011 and 2010 and the related statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and for the periods from March 24, 2010 (Inception) to December 31, 2010 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AntriaBio, Inc. as of December 31, 2011 and 2010, and the results of its comprehensive loss, changes in its stockholders’ equity (deficit) and its cash flows for the year ended December 31, 2011 and for the periods from March 24, 2010 (Inception) to December 31, 2010 and 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the accompanying financial statements, the Company is dependent on generating revenue and obtaining outside sources of financing for the continuation of their operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SPECTRA FINANCIAL SERVICES, LLC

./s/ Spectra Financial Services, LLC
Tampa, Florida
February 5, 2013

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AntriaBio, Inc. (A Development Stage Enterprise) Balance Sheets As of December 31, 2011 and 2010

	December 31,	December 31,
Assets	2011	2010

Current assets
Cash and cash equivalents	$646	$478
Note receivable - related party, net	407,004	-
Interest receivable - related party	7,111	-
Other current assets	151,028	-
Total current assets	565,789	478

Non-current assets
Other assets	-	100,000
Total non-current assets	-	100,000

Total assets	$565,789	$100,478

Liabilities and Shareholders' Equity (Deficit)

Current liabilities
Accrued expenses	$186,764	$85,620
Convertible notes payable, current portion	1,160,814	-
Due to related parties	2,140	5,636
Interest payable	51,817	10,378
Total current liabilities	1,401,535	101,634

Non-current liabilities
Convertible notes payable, less current portion	54,958	299,333
Total non-current liabilities	54,958	299,333

Total liabilities	1,456,493	400,967

Commitments and Contingencies (Note 11)

Shareholders' equity (deficit)
Common stock, $0.00001 par value, 90,000,000 shares authorized
35,284,000 and no shares issued and outstanding
at December 31, 2011 and 2010, respectively	353	-
Common stock, subscribed	(353)	-
Additional paid in capital	100	100
Deficit accumulated during the development stage	(890,804)	(300,589)
Total shareholders' equity (deficit)	(890,704)	(300,489)

Total liabilities and shareholders' equity (deficit)	$565,789	$100,478

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc.
 (A Development Stage Enterprise)

Statements of Comprehensive Loss
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to
December 31, 2010 and 2011

		March 24, 2010	March 24, 2010
	Year Ended	(Inception) to	(Inception) to
	December 31, 2011	December 31, 2010	December 31, 2011

Revenue
Sales	$-	$-	$-
Total revenue	-	-	-

Operating expenses
Consulting fees	160,500	148,079	308,579
Freight	12,632	-	12,632
Insurance	9,910	-	9,910
Meals and entertainment	9,810	-	9,810
Professional fees	96,954	57,170	154,124
Rent	29,745	3,500	33,245
Repair and maintenance	4,983	5,700	10,683
Travel	63,979	21,882	85,861
General and administrative	4,463	2,047	6,510
Total operating expenses	392,976	238,378	631,354

Loss from operations	(392,976)	(238,378)	(631,354)

Other income (expense)
Interest income	7,111	-	7,111
Interest expense	(204,350)	(62,211)	(266,561)
Total other income (expense)	(197,239)	(62,211)	(259,450)

Loss before income taxes	(590,215)	(300,589)	(890,804)

Income tax expense	-	-	-

Net loss	(590,215)	(300,589)	(890,804)

Other comprehensive income (loss)	-	-	-

Total comprehensive loss	$(590,215)	$(300,589)	$(890,804)

Loss per common share - basic and diluted	$(0.02)	$(0.01)

Weighted average common shares outstanding - basic and diluted	35,284,000	35,284,000

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc.
 (A Development Stage Enterprise)

Statements of Changes in Shareholders’ Equity (Deficit)
For the Year Ended December 31, 2011,
And for the Period from March 24, 2010 (Inception) to
December 31, 2010

					Deficit
					Accumulated
			Common	Additional	during the
		Common Stock	Stock	Paid-in	Development
	Shares	Amount	Subscribed	Capital	Stage	Total

Balance at March 24, 2010	-	$-	$-	$100	$-	$100

Net loss for the period from March 24, 2010 (Inception)
to December 31, 2010	-	-	-	-	(300,589)	(300,589)

Balance at December 31, 2010	-	-	-	100	(300,589)	(300,489)

Issuance of common stock	35,284	353	(353)	-	-	-

Forward split of 1:1000 of common shares	35,248,716	-	-	-	-	-

Net loss for the year ended December 31, 2011	-	-	-	-	(590,215)	(590,215)

Balance at December 31, 2011	35,284,000	$353	$(353)	$100	$(890,804)	$(890,704)

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc. (A Development Stage Enterprise) Statements of Cash Flows For the Year Ended December 31, 2011, And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

		March 24, 2010	March 24, 2010
	Year Ended	(Inception) to	(Inception) to
	December 31, 2011	December 31, 2010	December 31, 2011
Cash flow from operating activities
Net loss	$(590,215)	$(300,589)	$(890,804)
Amortization of note payable discount	138,939	51,833	190,772
Amortization of deferred financing costs	23,972	-	23,972
Adjustments to reconcile net loss to cash used in
operating activities:
Increase in other assets	(75,000)	(100,000)	(175,000)
Increase (decrease) in due from related parties	(3,496)	5,736	2,240
Increase in interest receivable - related party	(7,111)	-	(7,111)
Increase in interest payable	41,439	10,378	51,817
Increase in accrued expenses	101,144	85,620	186,764
Cash used in operating activities	(370,328)	(247,022)	(617,350)

Cash flow from investing activities
Issuance of note receivable - related party, net	(407,004)	-	(407,004)
Cash used in investing activities	(407,004)	-	(407,004)

Cash flow from financing activities
Proceeds from issuance of convertible notes payable	813,000	247,500	1,060,500
Repayments of convertible notes payable	(35,500)	-	(35,500)
Cash provided by financing activities	777,500	247,500	1,025,000

Net increase in cash and cash equivalents	168	478	646

Cash and cash equivalents at beginning of the period	478	-	-

Cash and cash equivalents at end of the period	$646	$478	$646

Interest paid	$-	$-	$-

Taxes paid	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

1.	Organization and Nature of Operations

AntriaBio, Inc. (“AntriaBio” or “the Company”) was organized as a Limited Liability Company (LLC) on March 24, 2010 in the state of Delaware, and is engaged in the research and development of a treatment for diabetes.  On July 14, 2011, AntriaBio converted from a LLC to a Delaware C-corporation pursuant to a Certificate of Conversion.

The Company is in the process of purchasing assets to begin its planned principal operations and has not generated revenue, therefore, is classified as a development stage enterprise. Accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that apply to developing enterprises. As a development stage enterprise, the Company discloses its accumulated deficit during the development stage and the cumulative statements of comprehensive loss and cash flows from commencement of development stage to the current balance sheet date. The development stage began on March 24, 2010, when the Company was organized.

2.	Going Concern

The preparation of financial statements in accordance with GAAP contemplates that operations will be sustained for a reasonable period. The Company is in the development stage and has incurred operating losses since inception.  The Company is dependent on generating revenue or obtaining outside sources of financing for continuation of its operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Company plans to improve its financial condition through raising capital and ultimately generating revenue. However, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern. We cannot give any assurances regarding the success of management’s plans. Our financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

3.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

Basis of Preparation - The financial statements are prepared in accordance with GAAP.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of revenues and expenses during the reporting period.   The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 4.  Actual results could differ from those estimates.

Future Accounting Policy Changes – The following accounting policies have been issued, but are not required to be adopted as of December 31, 2011.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

In May 2011, the FASB issued an accounting pronouncement which amends the fair   value   measurement   and   disclosure   requirements   to   achieve   common disclosure   requirements   between GAAP and International Financial Reporting Standards (“IFRS”). The accounting pronouncement requires certain disclosures about transfers between Level 1 and Level 2 of the fair value hierarchy, sensitivity of fair value measurements categorized within Level 3 of the fair value hierarchy, and categorization by level of items that are reported at cost but are required to be disclosed at fair value. The disclosures are to be applied prospectively effective in the first interim and annual periods beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued an accounting pronouncement that requires all non-owner changes in stockholders’ equity to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under the two-statement approach, the first statement should present total  net  income  and  its  components  followed  consecutively  by a  second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The pronouncement should be applied retrospectively effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In September 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting pronouncement to simplify how an entity tests goodwill for impairment by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. Under previous guidance an entity was required  to  test  goodwill  for  impairment  by  comparing  the  fair  value  of  a reporting unit with its carrying amount, including goodwill. If the fair value was less than its carrying amount, then the second step of the test was performed to measure the amount of the impairment loss. Under the new accounting pronouncement an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The pronouncement is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

Segment Reporting - Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the steering committee that makes strategic decisions. The Company operates one segment as described in Note 1.

Cash and Cash Equivalents - In the  statement of cash flows, cash and cash equivalents includes cash in hand, deposits held at call with banks, and other short-term highly liquid investments with original maturities of three months or less.

Note Receivable – Related Party – Notes receivable represent amounts due to the company, and are recorded at cost less an allowance for note losses, if necessary.

Deferred Finance Costs - Direct, incremental finance costs related to the convertible notes payables that are recorded in liabilities are included in other current assets and amortized over the term of the respective

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

instrument through charges to interest expense using the effective interest method or the straight-line method, when the difference would not be material. Total deferred financing cost included in other current assets amount to $51,028, which is net of accumulated amortization of $23,972 as of December 31, 2011.  There were no deferred financing costs as of December 31, 2010.

Due to Related Parties - Due to related parties represent obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers, have been paid for by a related party, and are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Convertible Notes Payable - Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost;  any  difference between the  proceeds (net  of transaction costs) and  the  redemption value  is recognized as interest expense in the  statements of comprehensive loss over the  period of the  borrowings using  the  effective interest method.

Beneficial Conversion Feature of Convertible Notes Payable - The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force ("EITF") 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature ("BCF") of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible note using the Black Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation, which there are no employee options issued. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue – The Company recognizes revenue when it is realized or realizable and earned.  We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collection is reasonably assured.

The Company recognizes service-based income in the accounting period in which the services are rendered, by reference to stage of completion of the specific transaction and assessed on the basis of the actual service

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

provided as a proportion of the total services to be provided.

Operating Expenses - Expenses necessary to generate revenue are expensed in the period incurred.

Income Taxes – On July 14, 2011, AntriaBio converted from a limited liability company to a C-corporation.   As a limited liability company for federal and state income tax purposes, AntriaBio’s earnings and losses are passed directly through to its members and included in the personal tax returns of its members.  Accordingly, the statements of comprehensive loss do not include any provision for income taxes for the period from March 24, 2010 (inception) through July 14, 2011.

After July 14, 2011, the Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of comprehensive loss.

The Company adopted ASC 740 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes).  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

Comprehensive Income (Loss) - Comprehensive income (loss) is defined as all changes in stockholders’ equity from transactions and other events and circumstances. Therefore, comprehensive income (loss) includes our net loss and all charges and credits made directly to stockholders’ equity other than stockholder contributions and distributions. As of December 31, 2011 and 2010, the Company has no items other than net loss affecting comprehensive loss.

Income (Loss) Per Common Share - Basic income (loss) per common share is calculated by dividing the net income (loss) available to the common shareholders by the weighted average number of common shares outstanding during that period. Diluted earnings per share is calculated on the treasury stock method, by dividing income available to common shareholders, adjusted for the effects of dilutive convertible securities, by the weighted average number of common shares outstanding during the period and all additional common shares that would have been outstanding had all potential dilutive common share been issued. This method computes the number of additional shares by assuming all dilutive options are exercised. The total number of shares is then reduced by the number of common shares assumed to be repurchased from the total of issuance proceeds, using the average market price of the Company’s common shares for the period. There were no

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

dilutive securities during the periods presented in the accompanying financial statements other than those associated with the Company’s convertible notes payable.

Fair Value of Financial Instruments - From inception, the Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices for identical assets and liabilities in active markets;
•
Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active;  and  model-derived  valuations  in  which  all  significant  inputs  and significant value drivers are observable in active markets; and

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The   carrying   amounts   of   financial instruments including   cash   and   cash   equivalents, notes receivable, due to related parties, and notes payable approximated fair value as of December 31, 2011 and 2010 due to the relatively short maturity of the respective instruments.

4.	Critical Accounting Estimates and Judgments

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year include:

Note Receivable – Related Party: The Company is required to exercise judgement in determining to collectability of its note receivable from a related party, including a determination of the counterparty’s ability to repay its obligation to the Company. This assessment includes management’s judgement about the ability of the debtor to generate additional sources of financing, revenue, and ultimately adequate cash flows to service the note receivable.

Contingent Liabilities:  The Company is required to make judgments about contingent liabilities including the probability of pending and potential future litigation outcomes that, by their nature, are dependent on future events that are inherently uncertain. In making its determination of possible scenarios, management considers the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law.

Income Taxes:  Significant judgement is involved in determining the Company’s provision for income taxes, including any valuation allowance on deferred income tax assets. There are certain transactions and computations for which the ultimate tax determination is uncertain during the normal course of business. The

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

Company recognizes liabilities for expected tax issues based upon estimates of whether additional taxes will be due.  Where the final outcome of these matters is different from the amounts that were initially recognized, such difference will impact the income tax and deferred tax positions in the year in which such determination is made.

5.	Financial Risk Management Objectives and Policies

The Company has a system of controls in place to create an acceptable balance between the cost of risks occurring and the cost of managing the risk. Management continually monitors the Company's risk management process to ensure that an appropriate balance between risk and control is achieved. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company reviews and agrees policies and procedures for the management of these risks.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include market risk, credit risk, and liquidity risk. The following section provides details regarding the Company's exposure to these risks and the objectives, policies and processes for the management of these risks.

Market Risk - Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company's income or the value of its holdings of financial instruments. The Company is exposed to market risk in terms of interest rates that could impact the fair value and interest associated with its notes receivable and notes payable, and the fair value of any derivatives.  Furthermore, the potential for changes in the value of the Company’s stock expose the company to market risk associated with its convertible notes payable and the valuation of any associated derivatives.

Credit Risk - Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Credit risk arising from the inability of a customer or other debtor to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the customer's obligations exceed the obligations of the Company. The Company's exposure to credit risk arises primarily from its cash and cash equivalents and its related party note receivable for which the Company minimises credit risk by dealing with reputable counterparties with high credit ratings and no history of default.

Liquidity Risk - Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company's exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company's liquidity risk management policy is to monitor its net operating cash flows and maintain an adequate level of cash and cash equivalents through regular review of its working capital requirements. The Company monitors and maintains a level of cash considered adequate by management to finance the Company's operations and mitigate the effects of the fluctuations in cash flows.

6.	Note Receivable – Related Party

On September 1, 2011, the AntriaBio, Inc. board of directors approved the issuance of a $1,000,000 line of credit to Drywave Technologies, Inc.  EU One Group, LLC, our majority stockholder, is the majority holder of Drywave Technologies, Inc. and Mr. Howe, our Executive Chairman, currently serves currently serves as Chairman, Chief Executive Officer and a member on the board of directors of Drywave Technologies, Inc. The line of credit was issued in order for the Company to obtain a higher interest rate on excess cash and to assist the related parties with cash flow needs.

Effective September 1, 2011, the Company issued a $1,000,000 line of credit to Drywave Technologies, Inc. a related party. The balance due on the line of credit and accrued interest receivable as of December 31, 2011 was $407,004 and $7,111. At December 31, 2011, the unused balance under the line of credit amounted $592,996. The line of credit bears interest equal to the lower of 10%, or the Wall Street Journal Prime Rate which is 3.25% at December 31, 2011) plus 5%. On December 31, 2011, the interest rate was 8.25%. This line of credit is for a period of one year and matured on August 31, 2012 and was not renewed. The line of credit is secured by one million shares of the Drywave Technologies, Inc. common stock.  On February 4, 2013 this line of credit had a balance of $1,038,726. On February 5, 2013, $700,000 of the outstanding balance of $1,038,726 was paid with a commitment from the related party to pay the remaining balance of $338,726.  As of December 31, 2011, there was no allowance for note loss recorded on the receivable.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

7.	Related Party Transactions

During the period from March 24, 2010 (Inception) to December 31, 2010, the Company incurred consulting expenses of $111,000 and professional expenses of $18,000 for services performed by related parties of the Company and included in the statements of comprehensive loss.  As of December 31, 2010, $71,950 of related party expenses are recorded in accrued expenses.

During the year ended December 31, 2011, the Company incurred consulting expenses of $155,000 for services performed by related parties of the Company and included in the statements of comprehensive loss.  As of December 31, 2011, $145,200 of related party expenses are recorded in accrued expenses.   The Company also incurred $75,000 of financing fees with a related party which are recorded as deferred financing costs in other current assets on the accompanying balance sheet and are amortized over the life of the associated debt.

As of December 31, 2011 and 2010, the due to related party was $2,140 and $5,634, respectively.

8.	Convertible Notes Payable

2010 Notes (See (A) below.) - During 2010 and 2011, the Company issued 8% convertible notes payable for which principal and interest is due two years after date of issuance.  Pursuant to the terms of the 2010 Notes, the Company will enter a binding term sheet, to merge into a public company (“Pubco”) via a reverse triangular merger.  Pubco will conduct a private placement offering pursuant to Regulation D and/or Regulation S of the Securities Act and any and all applicable state securities laws (the "PPO") for a minimum of $2,500,000 (the “Minimum PPO") through the sale of 2,500,000 Units (as defined below) of Pubco's securities and a maximum of $5,000,000 (the "Maximum PPO") through the sale of 5,000,000 Units, at an offering price of the market price per Unit.  Each Unit is comprised of one (1) share of common stock and one half (1/2) of a common stock purchase warrant ("Investor Warrants"). Each whole Investor Warrant will entitle the holder thereof to purchase one share of Pubco Common Stock, at an exercise price of $2.00 per share and will be exercisable for a period of five (5) years from the Closing Date.

Upon the close of a Financing, as defined, means any third party capital investment in the Company, in cash, that is two million, five hundred thousand dollars ($2,500,000) or greater, the outstanding principal balance and at the option of the Lender, the unpaid accrued interest on these convertible notes shall convert in whole into the number of whole shares of common stock obtained by dividing the outstanding principal balance and unpaid accrued interest on these convertible notes at the time of such Financing, by the Conversion Price. The "Conversion Price" under these notes shall initially be 65% of the common share price of the Financing, subject to adjustment as provided herein. If the Company elects to pay the accrued interest on these convertible notes in cash, the accrued interest payment shall be due on the date the principal amount is converted to common stock.

Page | 14

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

The convertible notes outstanding as of December 31, 2010 include:

	Unpaid	Unamortized	Principal
	Principal	Discount	Net of Discount

2010 Notes (A)	$495,000	$(195,667)	$299,333
Balance at December 31, 2010	$495,000	$(195,667)	$299,333

The 2010 Notes originated at various dates from April 2010 to October 2010 and mature at various dates from April 2012 through October 2012.

2011 Notes (See (B) below.) – During June 2011, the Company issued 8% convertible notes payable via Private Placement Memorandum (“PPM”).  The PPM authorizes the issuance of up to $2,000,000 of convertible notes payable for which principal and interest is due one year after date of issuance.  Pursuant to the terms of the PPM, upon an offering by the Company of common stock totalling at least $5 million (a "Qualified Offering") the notes will automatically and on a mandatory basis convert (the "Mandatory Conversion") into common shares of the Company and the right to receive warrants. On the date of closing of a Qualified Financing of common shares, the Notes will convert into common shares of the Company at a price equal to 65% of the price per common share of the Qualified Financing (the "Mandatory Conversion Price"), subject to a maximum conversion pre-money valuation of $20 million, and the right to receive Warrants. The conversion will include the face amount of the Notes and include any accrued and unpaid interest. For each common share received as a result of the Mandatory Conversion, the Investor will receive one (1) warrant to purchase one (1) common share of the Company at an exercise price equal to 135% of the price per common share at which the Notes are converted pursuant to the Mandatory Conversion. The warrants will be exercisable at any time for a period of five years from the date of the Qualified Offering.

2011 Notes (See (C) below) – In September 2011, the Company amended its 2011 PPM (above) to remove the mandatory conversion feature and to permit conversion of the notes payable at the option of the lender.  The remaining terms remain essentially the same as the 2011 Notes described above.  See Note 12 for additional sales of these notes and other changes to the terms subsequent to December 31, 2011.

The convertible notes outstanding as of December 31, 2011 include:

	Unpaid	Unamortized	Principal
	Principal	Discount	Net of Discount

2010 Notes (A)	$562,500	$(96,728)	$465,772
2011 Notes (B)	550,000	-	550,000
2011 Notes (C)	200,000	-	200,000
Balance at December 31, 2011	$1,312,500	$(96,728)	$1,215,772

The convertible notes originated at various dates from April 2010 to October 2011 and mature at various dates from April 2012 through February 2013.

Page | 15

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

The maturity of the convertible notes payable are as follows for the years ending December 31:

	Unpaid	Principal
	Principal	Net of Discount
2012	$1,232,500	$1,160,814
2013	80,000	54,958
	$1,312,500	$1,215,772

9.	Shareholders’ Equity (Deficit)

Common Stock - The Company is authorized to issue 90,000,000 shares of $0.01 par-value common stock.  All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to:

a.	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
b.	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
c.	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights.

On July 5, 2011, the Company granted 35,284 founders shares of common stock at par value $0.01, with the conversion to a C-corporation.  The Company has a stock subscription receivable for $353 as of December 31, 2011, which is included in stockholders equity.

On September 30, 2011 the Company approved a stock split of 1000 for 1 resulting in 35,284,000 shares outstanding at December 31, 2011.  With the stock split the par value of the common shares changed to $0.00001 per share.

Preferred Stock – The Company is authorized to issue 10,000,000 shares of Preferred Stock with each share having a par value of $0.01.  No preferred shares are designated and there are no preferred shares issued and outstanding as of December 31, 2011 or 2010.

Deficit accumulated during the development stage – Deficit accumulated during the development stage represents the Company’s accumulated net loss at December 31, 2011 and 2010. The Company has not declared or paid any dividends or returned any capital to shareholders as of December 31, 2011.

Page | 16

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

10.	Income Taxes

Taxing jurisdictions related to income taxes are the Unitrd States Federal Government and the State of Colorado. The provision for income taxes is as follows:

December 31, 2011
Current provision	$-
Deferred provision	140,549
Change in valuation alllowances	(140,549)
Net income tax expense	$-

Deferred taxes are a result of differences between income tax accounting and GAAP with respect to income and expenses.   The following is a summary of the components of deferred taxes recognized in the financial statements as of December 31, 2011:

Deferrred tax asset	December 31, 2011
Net operating loss carryforward	$57,410
Start-up expenses	83,139
Total defferred tax assets	140,549

Valuation allowance	(140,549)
Net deferred taxes	$-

The valuation allowance was established because the Company had not reported earnings in order to support the recognition of the deferred tax asset.  The Company has net operating loss carryforwards of approximately $164,000 for federal and state income tax purposes.   Federal and state net operating loss carryforwards, to the extent not used, will expire starting in 2031.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from the period from July 14, 2011 to December 31, 2011, due to the following:

December 31, 2011
Computed "expected" tax expense (benefit)	$(130,960)
Change in income taxes from:
State taxes net of federal benefit	(11,770)
Meals and entertainment	2,181
Change in valuation allowance	140,549
Income tax expense	$-

11.	Commitments and Contingencies

Consulting Agreements – The Company entered into a consulting agreement with a the Executive Chairman.  During 2012, the Executive Chairman released the Company from its obligation any outstanding consulting obligations due or any continuing obligations from the agreement.

Employment Agreements - The Company enters into employment agreements with the officers of the Company. These agreements typically include bonuses, some of which are performance-based in nature. Subsequent to December 31, 2011, the Company entered into three employment agreements whereby the Company is obligated to pay an annual performance bonus ranging from 30% to 40% of the employee’s base salary based upon the achievement of pre-established milestones and one of the agreements provides for a one-time bonus upon closing a qualified financing.  See Note 12.

Page | 17

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2011, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our interest.

Indemnification of Underwriters and Initial Purchasers of Securities - In connection with the sale of equity and convertible debt securities, the Company has agreed to defend, indemnify and hold harmless the underwriters or initial purchasers, as applicable, as well as certain related parties from and against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The term of these indemnification obligations is generally perpetual. There is no limitation on the potential amount of future payments that could be required to be made under these indemnification obligations. No costs have been incurred to defend lawsuits or settle claims related to these indemnification obligations. If any indemnification obligations are triggered, however, substantial liabilities may be incurred. Because the obligated amount of this agreement is not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, no significant payments for these obligations have been made, and no liabilities have been recorded for these obligations in the balance sheets as of December 31, 2011 or 2010.

Director and Officer Indemnifications- As permitted under Delaware law, and as set forth in the Certificate of Incorporation and Bylaws, the Company indemnifies the directors, executive officers, other officers, employees, and other agents for certain events or occurrences that may arise while in such capacity. The maximum potential amount of future payments that could be required to be made under this indemnification is unlimited; however, insurance policies may limit the Company’s exposure and may enable the Company to recover a portion of any future amounts paid. Assuming the applicability of coverage, the willingness of the insurer to assume coverage, and subject to certain retention, loss limits and other policy provisions, the Company believes any obligations under this indemnification would not be material, other than an initial $500,000 per incident for securities related claims and $250,000 per incident for non-securities related claims retention deductible per the insurance policy. However, no assurances can be given that the covering insurers will not attempt to dispute the validity, applicability, or amount of coverage without expensive litigation against these insurers, in which case substantial liabilities may be incurred as a result of these indemnification obligations. Because the obligated amount of this agreement is not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, no significant payments for these obligations have been made, and no liabilities have been recorded for these obligations in the balance sheets as of December 31, 2011 or 2010.

12.	Subsequent Events

No events occurred subsequent to December 31, 2011 that would require adjustment to the accompanying financial statements or footnotes other than those disclosed in the notes above and the events listed below:

Convertible Notes Payable - On July 1, 2012, the Company amended its June 15, 2011 PPM on its twelve month, 8% convertible notes payable to issue up to an additional $2,000,000 in convertible notes and to extend it offering termination date to October 1, 2012.  In addition, the amended PPM changes the definition of a “Qualified Financing” from $5 million to $2.5 million.  On the maturity date of the convertible notes or the closing of a sale of the Company, whichever occurs first, the lenders are permitted an elective conversion option to convert the outstanding principal and interest on the convertible notes at the lower of 65% of the price per share of common stock in the Qualified Financing or 65% of the common stock price using a pre-

Page | 18

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

money valuation of the Company of $20 million.   With each share of common stock received, the investor will also receive a warrant to purchase two shares of common stock at 135% of the price per common stock at the time the note was converted.  The Company reserved the right to withdraw the offering at any time.

2012 Notes (See (D) below) - In December 2012, the Company amended its PPM on its twelve month, 8% convertible notes payable to issue up to an additional $1,000,000 in convertible notes and to extend the offering termination to December 31, 2012.  On the date of a Qualified Financing, the lenders are permitted an elective conversion option to convert the outstanding principal and interest at the lower of 50% of the price per share of common stock in the Qualified Financing or $0.75 per share.   With each share of common stock received, the investor will also receive a warrant to purchase one share of common stock at 150% of the price per common stock at the time the note was converted.  The Company reserved the right to withdraw the offering at any time.

The following convertible notes payable were issued subsequent to December 31, 2011:

	Unpaid	Unamortized	Principal
	Principal	Discount	Net of Discount

2011 Notes (C)	$1,595,000	$-	$1,595,000
2012 Notes (D)	825,000	-	825,000
	$2,420,000	$-	$2,420,000

The convertible notes originated at various dates from January 2012 to January 2013 and mature at various dates from January 2013 through January 2014.  The Company has incurred deferred financing costs of $242,000 for the origination of these notes.

Employment Agreements - On April 1, 2012, the Company entered into an employment agreement with its Executive Chairman.  This agreement provides for a limited initial salary of $250,000.   This salary is raised to the base salary of $325,000 when the Company raises an aggregate of five million dollars in financing.  In addition to the salary, the Executive Chairman is entitled to an annual performance bonus equal to 30% of his base salary beginning in calendar 2013 based on criteria set by the Board of Directors in its sole discretion.  The agreement also provides for stock options to purchase 5% of the shares of common stock of the Company calculated on a fully diluted basis, assuming conversion of all exercisable and convertible securities, at an exercise price equal to the fair value of these shares on the date of grant.  These options will vest 50% on December 31, 2012 and the remaining shares vest equally over the following thirty-six months of service. The grant of these stock options is contingent upon the Company’s formal adoption of a stock option plan. Termination benefits for base salary and certain other benefits are provided for a period of up to twelve months.

On April 1, 2012, the Company entered into an employment agreement with its Chief Scientific Officer.  This agreement provides for an initial salary of $275,000 through December 31, 2012 and a base salary $295,000 thereafter.  The Chief Scientific Officer is also entitled to one-time bonuses totaling $275,000 upon achieving certain clinical testing milestones.  Furthermore, the Chief Scientific Officer is entitled to an annual performance bonus equal to 40% of his base salary beginning in calendar 2013 based on criteria set by the

Page | 19

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

Board of Directors in its sole discretion.  Termination benefits for base salary and certain other benefits are provided for a period of twelve months.

On June 18, 2012, the Company entered into an employment agreement with its Chief Executive Officer.  This agreement provides for an initial salary of $230,000 from the effective date of the agreement until the executive commits full time to the Company’s business and his base salary increases to $350,000.  The Chief Executive Officer is entitled to one- time bonus of $40,000 upon the close of a Company financing of at least $5,000,000. The agreement also provides for stock options to purchase 3,500,000 shares of common stock of the Company at an exercise price equal to the fair value of these shares on the date of grant.  These options will vest 50% on December 31, 2012 and the remaining shares vest equally over the following thirty-six months of service. The grant of these stock options is contingent upon the Company’s formal adoption of a stock option plan.  Termination benefits for base salary and certain other benefits are provided for a period of six months.

Consulting Agreement - On July 1, 2012, the Company entered into a consulting agreement with a shareholder.  The agreement provides that the Company will receive services including serving on the Company's Board of Directors, assisting with efforts to obtain funding and assisting in business development activities.  The Company shall pay a monthly fee of $9,000 for the services performed for two years.

Advisory Agreement - On July 2, 2012, the Coampny entered into an advisory agreement with a related party.  This agreement provides that the Company will receive services including finance and strategy, clinical design, project management and portfolio assessment.  The Company agreed to pay $9,000 monthly for general and administrative matters plus an hourly fee ranging from $100 to $700 per hour for additional services provided to the Company.  This agreement can be terminated at any time by either party with written notice.

Acquisition of Assets - On October 5, 2012, the Company executed an asset purchase agreement with PR Pharmaceuticals, Inc. (“PR”).  Pursuant to this agreement, the Company has agreed to acquire certain tangible and intangible assets and assume certain liabilities in exchange for $400,000, plus contingent consideration up to a maximum amount of $44,000,000.

The Company placed $100,000 into an escrow account that will be applied toward the $400,000 purchase price, with the remaining $300,000 due on the closing date which is to be established by mutual agreement of the parties and at least 14 days after approval of the agreement by the bankruptcy court.  The court approval was obtained on November 1, 2012. The asset purchase agreement was closed on Janury 13, 2013 and the remaining $300,000 was paid.

The contingent consideration is payable in the following amounts, upon the occurrence of the following events:

•
Two  million  dollars  ($2,000,000)  related  to  the  initiation  of  Phase  2b clinical studies for a multi- day injectable insulin,  payable  30 days after the first dosing of a patient in a formal Phase 2b clinical study:

•	Two million dollars ($2,000,000) to be paid within thirty (30) days after the exclusive license of the multi-day injectable insulin in the United States to a commercial pharmaceutical company.

•
Five million  dollars  ($5,000,000)  after  the initiation  of Phase 3 clinical studies for the multi-day injectable insulin by the Buyer or a licensee of the Buyer, payable 30 days after the first dosing of a patient in a formal Phase 3 clinical study.

•
Ten  million  dollars  ($10,000,000)   upon  the  approval  by  the  FDA or EMEA  to  allow  the  marketing  and  sales  of  the multi-day injectable insulin  by  Buyer  or  a licensee of the Buyer,  payable  30 days after the receipt of the approval letter or notice from the FDA or EMEA.

•
Twenty  five  million  dollars  ($25,000,000)  if  twelve  month  cumulative Sales  of  the multi-day injectable insulin  by the  Buyer  or a  licensee  of  the  Buyer  reaches  five hundred  million  dollars  ($500,000,000)  in any one  given  twelve consecutive month period, so long as such period occurs during the life of the Patents  included  in the  Purchased  Assets,  payable 90 days after  the twelfth month in which Sales equalled or exceeded five hundred million dollars.

Page | 20

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of December 31, 2011 and 2010,
For the Year Ended December 31, 2011,
And for the Periods from March 24, 2010 (Inception) to December 31, 2010 and 2011

All contingent consideration events must occur within five years of the purchase date.   If an event is not reached within five years, no remaining contingent consideration would be required to be paid.  No contingent events have occurred through the report date.

Reverse Merger – During 2012, the Company entered into negotiations to enter into a share exchange and reorganization agreement with Fits My Style, Inc., a publically traded company.  Under the agreement, the stockholders of AntriaBio will exchange their stock for stock in Fits My Style, Inc., which will represent approximately an 88% ownership in Fits My Style, Inc.   AntriaBio will become a wholly-owned subsidiary of Fits My Style, Inc., which will change its name to AntriaBio, Inc after the reverse merger.  The share exchange and reorganization agreement was signed on January 31, 2013.

On January 3, 2013, the Company filed an amendment to its certificate of incorporation with an effective date of January 10, 2013 to change its name from AntriBio, Inc. to AntriBio Delaware, Inc.

On January 30, 2013, the Board of Directors approved the grant of 9,000,000 stock options to four officers and/or directors of the Company. The Stock Option Certificates have an issue date of January 30, 2013 and each certificate represents an individual plan. The expiration date of the Certificates is January 30, 2018. Vesting for three individuals is 50% immediately and 50% over 36 months and 66% immediately and 34% on May 31, 2013 for the other individual.

Steve Howe, our Executive Chairman and Director, received two million stock option shares, Nevan Elam, our Chief Executive Officer and Director, received three million five- hundred thousand stock option shares, Hoyoung Huh, a Director, received two million five- hundred stock option shares and Sankaram Maratripragada, our Chief Scientific Office received one million stock option shares.

Page | 21